Exhibit 20.2

MONTHLY CERTIFICATEHOLDERS’ STATEMENT

RETAILERS NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST

SERIES 2001-1

Pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000 (as may be amended, from time to time, the “Agreement”), as supplemented by the Series 2001-1 Supplement (as amended and Supplemented, the “Series Supplement”), each among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	September 2003
Distribution Date:	October 27, 2003
No. of Days in Period:	35

A.	ORIGINAL DEAL PARAMETERS

(a)	Class A Initial Invested Amount	$750,000,000.00	75.00%
(b)	Class B Initial Invested Amount	250,000,000.00	25.00%
(c)	Total Initial Invested Amount	$1,000,000,000.00

(d)	Class A Certificate Rate	1.23%
(e)	Class B Certificate Rate	0.00%

(f)	Servicing Fee Rate	2.00%
(g)	Discount Percentage	0.00%

I.	RECEIVABLES IN THE TRUST

(a)	Beginning of the Period Principal Receivables	$5,666,102,171.72
(b)	Beginning of the Period Finance Charge Receivables	144,984,160.23
(c)	Beginning of the Period Discounted Receivables	—
(d)	Beginning of the Period Total Receivables (a + b + c)	$5,811,086,331.95

(e)	Removed Principal Receivables	$—
(f)	Removed Finance Charge Receivables	—
(g)	Removed Total Receivables (e + f)	$—

(h)	Supplemental Principal Receivables	$—
(i)	Supplemental Finance Charge Receivables	—
(j)	Supplemental Total Receivables (h + i)	$—

(k)	End of Period Principal Receivables	$5,599,177,065.56
(l)	End of Period Finance Charge Receivables	141,012,759.23
(m)	End of Period Discounted Receivables	—
(n)	End of Period Total Receivables (k + l + m)	$5,740,189,824.79

II.	INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)	Class A Initial Invested Amount	$750,000,000.00	75.00%
(b)	Class B Initial Invested Amount	250,000,000.00	25.00%
(c)	Total Initial Invested Amount (a + b)	$1,000,000,000.00

(d)	Class A Invested Amount (a - (X.a))	$750,000,000.00	75.00%
(e)	Class B Invested Amount (b - (X.e))	250,000,000.00	25.00%
(f)	Total Invested Amount (d + e)	$1,000,000,000.00

(g)	Class A Adjusted Invested Amount (a - (X.a)-(III.f))	$750,000,000.00	75.00%
(h)	Class B Invested Amount (b - (X.e))	250,000,000.00	25.00%
(i)	Total Adjusted Invested Amount (g + h)	$1,000,000,000.00

(j)	Floating Allocation Percentage	17.65%
(k)	Class A Floating Allocation Percentage	13.24%
(l)	Class B Floating Allocation Percentage	4.41%

(m)	Principal Allocation Percentage	17.65%
(n)	Class A Principal Allocation Percentage	13.24%
(o)	Class B Principal Allocation Percentage	4.41%

(p)	Servicing Fee	$1,666,666.67
(q)	Investor Defaulted Amount (j * (IV.(m)))	$7,918,329.34

III.                            TRANSFEROR’S INTEREST, RETAINED INTEREST, SPECIAL FUNDING ACCOUNT, AND PRINCIPAL FUNDING ACCOUNT

(a)	Transferor’s Amount (end of month)	$3,487,193,524.25
(b)	Required Retained Transferor Amount (end of month)	$111,983,541.31
(c)	Required Principal Balance (end of month)	$2,111,983,541.31
(e)	Funds on deposit in Special Funding Account (end of month)	$—
(f)	Principal on deposit in Principal Funding Account (beginning of month)	$—
(g)	Principal on deposit in Principal Funding Account (end of month)	$—

IV.	PERFORMANCE SUMMARY

	COLLECTIONS:
(a)	Collections of Principal Receivables	$980,419,251.42
(b)	Collections of Finance Charge Receivables (from cardholder payments)	122,823,688.91
(c)	Collections of Finance Charge Receivables (from merchant fees, deferred billing fees, collection account interest, interchange fees)	14,851,452.03
(d)	Collections of Discount Option Receivables	0.00
(e)	Total Finance Charge Collections (b + c + d)	$137,675,140.94
(f)	Total Collections (a + e)	$1,118,094,392.36

	DELINQUENCIES AND LOSSES:
(g)	2 missed payments	$106,578,324
(h)	3 missed payments	76,933,937
(i)	4 or more missed payments	165,513,829

(j)	Total delinquencies (g + h + i)	$349,026,090

(k)	Gross Charge-Offs during the month	$48,968,432.14
(l)	Recoveries during the month	$4,102,369.05
(m)	Net Charge-Offs during the month (k - l)	$44,866,063.09

V	NON-U.S. ACCOUNTS

(a)	Non-US Accounts at end of month	156,331
(b)	as a percentage of total (a / c)	0.35%

(c)	Total number of Accounts in Trust (at end of month)	44,673,069

VI                                AVAILABLE SERIES 2001-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS

(a)	Floating Allocation Percentage of Collections of Finance Charge Receivables	$24,298,033.60
(b)	Investment earnings on Principal Funding Account	—
(c)	Investment earnings in Reserve Account deposited in the Collection Account	—
(d)	Closing Date deposit into the Collection Account	—
(e)	Available Series 2001-1 Finance Charge Collections (a + b + c + d)	$24,298,033.60

(i)	Class A Interest	820,000.00

(ii)	Servicing Fee	1,666,666.67

(iii)	Class A Investor Defaulted Amount ((IV.m * (II.k))	5,938,747.01

(iv)	Class B Investor Defaulted Amount ((IV.m * (II.l))	1,979,582.34

(v)	Adjustment Payment Shortfalls	—

(vi)	Reimbursement of Class A Investor Charge-Offs	—

(vii)	Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections	—

(viii)	Class B Interest	—

(ix)	Reserve Account	—

(x)	Excess Finance Charge Collections (e-i-ii-iii-iv-v-vi-vii-viii-ix)	$13,893,037.58

VII	YIELD and BASE RATE

Base Rate

(a)	Base Rate (current month)	2.92%
(b)	Base Rate (prior month)	2.92%
(c)	Base Rate (2 months ago)	2.91%

(d)	3 Month Average Base Rate	2.92%

Portfolio Yield

(e)	Portfolio Yield (current month)	15.49%
(f)	Portfolio Yield (prior month)	15.35%
(g)	Portfolio Yield (2 months ago)	15.77%

(h)	3 Month Average Portfolio Yield	15.54%

VIII	PORTFOLIO PERFORMANCE RATES

(a)	Net Charge-Offs (annualized % of Principal Receivables at beginning of period)	9.50%
(b)	Monthly Payment Rate (% of Total Receivables at beginning of period (adjusted for number of days in period))	16.27%
(c)	Trust Portfolio Yield (annualized)	24.99%
(d)	Portfolio Yield (3 month average (annualized))	15.54%
(e)	Base Rate (3 month average)	2.92%
(f)	Excess Finance Charge Collections % (d - e)	12.62%

IX	PRINCIPAL COLLECTIONS

(a)	Class A Principal Allocation Percentage	13.24%
(b)	Class A Principal	$—
(c)	Class B Principal Allocation Percentage	4.41%
(d)	Class B Principal	$—
(e)	Total Principal (b + d)	$—

(f)	Reallocated Principal Collections	$—
(g)	Shared Principal Collections allocable from other Series and Participation	$—

X	INVESTOR CHARGE-OFFS

CLASS A INVESTOR CHARGE-OFFS
(a)	Class A Investor Charge-Offs	$—
(b)	Class A Investor Charge-Offs per $1,000 original certificate principal amount	$—
(c)	Total amount reimbursed in respect of Class A Investor Charge-Offs	$—
(d)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.	$—

CLASS B INVESTOR CHARGE-OFFS
(e)	Class B Investor Charge-Offs	$—
(f)	Class B Investor Charge-Offs per $1,000 original certificate principal amount	$—
(g)	Total amount reimbursed in respect of Class B Investor Charge-Offs	$—
(h)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date.	$—

XI	AMORTIZATION

(a)	Class A Accumulation Period Length (months)	6
(b)	Controlled Accumulation Amount	$125,000,000.00
(c)	Deficit Controlled Accumulation Amount	$—
(d)	Total Principal on deposit in Principal Funding Account for the benefit of Class A Certificateholders (end of month)	$—

RETAILERS NATIONAL BANK,
as servicer

By: /s/ Thomas A. Swanson
Name: Thomas A. Swanson
Title: Vice President & Cashier